EXHIBIT 5.1

OPINION OF CHARLES L. MOORE, ESQ.

June 6, 2008

PNM Resources, Inc.
Alvarado Square
Albuquerque, NM  87158

Re:	PNM Resources, Inc. Amended Employee Stock Purchase Plan

Ladies and Gentlemen:

I am acting as counsel for PNM Resources, Inc., a New Mexico corporation (the “Company”), in connection with the preparation and filing on or about the date hereof with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), in connection with the registration under the Act of 180,000 shares of Common Stock, no par value per share (the “Shares”), to be issued under the PNM Resources, Inc. Amended Employee Stock Purchase Plan (the “Plan”).

I have examined originals or copies, certified or otherwise identified to my satisfaction, of such corporate records, agreements, and other instruments, certificates, orders, opinions, correspondence with public officials, certificates provided by the Company’s officers and representatives, and other documents as I have deemed necessary or advisable for the purposes of rendering the opinions set forth herein, including (i) the corporate and organizational documents of the Company, including the Restated Articles of Incorporation and the Bylaws of the Company, (ii) the resolutions of the Board of Directors of the Company (the “Board”) with respect to the Shares, and (iii) PNM Resources, Inc. Certificate and Report of Inspectors of Election dated May 28, 2008 regarding shareholder approval for the additional Shares to be issued under the Plan.

  In my capacity as counsel, I have either participated in the preparation of or have reviewed and am familiar with the Registration Statement and exhibits thereto.

In making such examination and rendering the opinions set forth below, I have assumed without verification (i) that all documents submitted to me as originals are authentic, complete and accurate, (ii) that all signatures on documents submitted to me are genuine, (iii) that all individuals executing such documents had the requisite legal capacity, (iv) that all documents submitted to me as copies conform to authentic original documents, and (v) that any documents not yet executed will be duly executed in form(s) duly authorized and established by action of the Board, a duly authorized committee of the Board or duly authorized officers of the Company.

In respect only of the laws of the State of New Mexico and the federal laws of the United States of America, and subject to the assumptions, qualifications and limitations set forth in this opinion letter, it is my opinion that, upon the happening of the following events:  (a) the filing and effectiveness of the Registration Statement and any amendments thereof, (b) the listing of any newly issued Shares on the New York Stock Exchange, and (c) the appropriate issuance and delivery of Shares to the participants in accordance with the terms of the Plan and the receipt by the Company of the consideration for such Shares, the Shares will be duly authorized, validly issued, fully paid and nonassessable.

I am a member of the bar of the State of New Mexico and express no opinion as to matters governed by any laws other than the laws of the State of New Mexico and the federal laws of the United States of America, except that I express no opinion as to the effect of the laws of any other jurisdiction or as to the securities laws of any state (including, without limitation, New Mexico), municipal law or the laws of any local agencies within any state (including, without limitation, New Mexico).  This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendment thereto. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

This opinion is rendered solely for your benefit in connection with the offer and sale of the Shares and may not be relied upon, quoted or used by any other person or entity or for any other purpose without my prior written consent. This opinion is expressed as of the date hereof and I do not assume any obligation to update or supplement it to reflect any change in any fact or circumstance that hereafter comes to my attention, or any change in law that may occur hereafter.

Very truly yours,

By           /s/ Charles L. Moore
Charles L. Moore
Associate General Counsel
PNM Resources, Inc.